INCENTIVE STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
              2003 STOCK OPTION PLAN FOR OFFICERS AND EMPLOYEES OF
                          ASTORIA FINANCIAL CORPORATION


         STOCK OPTION AGREEMENT made as of _________________ (the "Date of Grant"), between Astoria Financial Corporation ("AFC"), and _________________ (the "Optionee"). For purposes of this Agreement, the defined terms contained herein shall have the same meanings as those contained in the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation (the "Plan").

         Whereas, the purpose of the Plan is to promote the growth and profitability of AFC, to provide certain key officers and employees of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain key individuals of outstanding competence and to provide such individuals with an equity interest in AFC; and

         Whereas, the Plan provides for the grant of both Incentive and Non-qualified Stock Options to purchase shares of the Common Stock of AFC, par value, $.01 per share ("Common Stock"); and

         Whereas the Committee determined as of the Date of Grant to grant to the Optionee an Incentive Stock Option to purchase shares of Common Stock ( the "Option") as provided herein.

         Now, therefore, to evidence the grant of such Option, and subject to the terms and conditions of the Plan and this Agreement, AFC and the Optionee hereby agree as follows:

         1. GRANT OF OPTION. AFC hereby evidences and confirms its grant to the Optionee on the Date of Grant of an Option to purchase _________ shares of Common Stock at the Exercise Price of $_______ per share which was the Fair Market Value per Share of the underlying shares of Common Stock on the Date of Grant as determined pursuant to the Plan. Pursuant to the terms of the Plan, the Option evidenced and confirmed hereby is accompanied by a Limited Stock Appreciation Right with respect to _____ shares of Common Stock as specified in
Section 4.9 of the Plan. In the event of a Change of Control at a time when the Option granted hereunder is outstanding in whole or in part, the Optionee shall have the right to exercise the Limited Stock Appreciation Right granted hereby as provided in Section 4.9 of the Plan notwithstanding the fact that, at the time that the exercise of such right occurs, the Option provided herein may have otherwise expired or terminated by its terms.

         2. TERM AND EXERCISE OF OPTION. The term of the Option will be for a period of ten years from the Date of Grant, beginning on _________________ and ending on _________________. The Option shall also expire and be forfeited if not exercised prior to such earlier date as is set forth in Section 4.5 of the Plan. The Option shall vest and become exercisable during the term of the Option, subject to the conditions set forth herein and in the Plan, on a cumulative basis in

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installments as set forth in the following Option Vesting Schedule.

                             Option Vesting Schedule
                             -----------------------

Installment        Installment   Number of Shares as to which Option Vests
  Number          Vesting Date           on Installment Vesting Date
-----------        -----------   -----------------------------------------

     1             ----------                      -------

The Option shall vest and become immediately exercisable in its entirety as to all Shares in the event of a Threatened Change of Control or a Change in Control of the Company or in the event the Optionee terminates his employment with the Company due to death, Disability or Retirement. The grant of the Option shall impose no obligation upon the Optionee to exercise the Option.

         3. MANNER OF EXERCISE. The Option may be exercised from time to time, in whole or in part, by written notice to the Committee, delivered to AFC to the person designated in Section 11 of this Option Agreement, signed by the Optionee or the person or persons eligible to exercise the Option under Section 6 hereof. Such notice shall state the number of Shares with respect to which the Option is being exercised and the Exercise Price as to such Shares, and shall include such written covenants, agreements and representations as may from time to time be necessary or desirable in order to ensure compliance with applicable laws, regulations of governmental authorities and the requirements of any exchange or stock market upon which the Common Stock is traded or listed. Such notice shall be accompanied by payment in full of the Exercise Price for the number of Shares as to which the Option is being exercised as provided in the Plan. As soon as practicable after such notice and payment shall have been received, AFC shall deliver a certificate or certificates representing the number of Shares with respect to which the Option was exercised in the name of the person or persons exercising the Option; provided, however, that AFC, in its sole discretion, may permit Shares to be held in book-entry form.

         Payment of the Exercise Price shall be made in cash, or, in whole or in part, through the surrender of Shares, which Shares shall be valued at Fair Market Value (as defined in the Plan) on the date of exercise of the Option.

         The Optionee or other person entitled to exercise the Option shall not be entitled to any rights as a stockholder with respect to Shares being acquired pursuant to the exercise of the Option unless and until the acquisition of such Shares shall have been recorded on the official stock transfer records of AFC. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the recording of such acquisition except as provided in Section 10 hereof.

         In the event the Option shall be exercised by any person other than by the Optionee pursuant to Section 6 hereof, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Committee of the right of such person to exercise the Option.

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         All Shares that shall be acquired upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         4. SECURITIES LAWS: HOLDING PERIOD. Notwithstanding anything herein to the contrary, AFC shall not be obligated to cause to be issued or delivered any certificate evidencing Shares acquired pursuant to the exercise of the Option, unless and until AFC is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations and governmental authority and the requirements of any exchange or stock market upon which the Common Stock is traded or listed. AFC shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. In order to ensure compliance with applicable federal, state and local law, the Committee may at the time of exercise of the Option condition the exercise of such Option upon receipt from the Optionee, or the person exercising the Option if other than the Optionee, of a representation of the investment intention of the Person to whom the Shares are to be delivered.

         Under current law, unless the Shares issuable upon exercise of Options under the Plan are registered with the Securities and Exchange Commission ("SEC") under the Securities Act, such Shares are restricted securities subject to the restrictions on resale as provided in Rule 144 as promulgated by the SEC under the Securities Act. THEREFORE, UNLESS (I) THE ISSUANCE OF SHARES PURSUANT TO THE EXERCISE OF OPTIONS UNDER THE PLAN IS REGISTERED UNDER THE SECURITIES ACT OR (II) THE SUBSEQUENT SALE OF SHARES ACQUIRED UPON EXERCISE OF THE OPTION IS REGISTERED UNDER THE SECURITIES ACT, OR (III) AN EXEMPTION FROM REGISTRATION IS AVAILABLE, SUCH SHARES MUST BE HELD FOR TWO YEARS AFTER EXERCISE BEFORE THEY MAY BE SOLD. An appropriate legend reflecting this restriction shall be placed on the certificate evidencing the Shares when issued unless the requirements of (i) above have previously been met. Shares for which a restrictive legend is required may not be held in book-entry form or registered in "street" name.

         Also under applicable law, the grant of the Option and sale of the underlying Shares may be deemed to be a purchase and sale, respectively, under
Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and, therefore, may result in the incursion of short swing profit recovery under the Exchange Act and the regulations promulgated thereunder. To avoid liability under Section 16 of the Exchange Act, a period of six months must elapse between the Date of Grant and the sale of Common Stock received upon the exercise of the Option.

         In addition, Shares acquired through the exercise of the Option, which is intended to be an Incentive Stock Option, may not be disposed of, by sale or otherwise, by the Optionee without the prior written consent of the Committee, until the later of the second anniversary of the Date of Grant or the first anniversary of the date on which the Option is exercised with respect to such Shares. The Optionee acknowledges that in order to obtain the tax treatment provided for Incentive Stock

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Options under Sections 421 and 422 of the Code the holding periods set forth in the preceding sentence must be complied with. An appropriate legend reflecting this restriction shall be placed on the certificate evidencing the Shares when issued unless the requirement relating to the consent of the Committee has previously been met.

         5. NON-TRANSFERABILITY. The Option may be exercised during the Optionee's lifetime only by the Optionee (and, upon death, by the Optionee's beneficiary as defined in Section 6). The Option and this Option Agreement shall not be assignable or transferable by the Optionee, other than by will, by the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order. No such transfer of the Option or this Option Agreement by the Optionee by will, the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order shall be effective to bind AFC unless the Committee shall have been furnished with written notice thereof and such other evidence as the Committee may deem necessary or desirable to establish the validity of the transfer and the agreement of the transferee or transferees to be bound by the terms and conditions of this Agreement and the Plan. The Exercise Price, upon the election of the Optionee or other person entitled to exercise the Option, may be paid with borrowed funds the repayment of which is secured by the Shares assigned or the proceeds thereof. Except as provided above, the Option and this Option Agreement shall not be pledged, hypothecated, sold, assigned, transferred or otherwise encumbered or disposed of. Any purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of the Option or this Option Agreement contrary to the provisions hereof shall be null and void and without effect. The levy of any execution, attachment, or similar process upon the Option or Option Agreement shall be null and void and without effect.

         6. DESIGNATION OF BENEFICIARY. The Optionee may designate a person or persons to receive, in the event of death, any rights that may be available to the Optionee pursuant to the Plan under the Option and this Option Agreement. Such designation will be made in writing upon terms supplied by and shall be delivered to AFC prior to the death of the person making the designation and may be revoked by a similar writing. If the Optionee fails effectively to designate a beneficiary, then the Optionee's estate will be deemed to be the beneficiary. The Optionee may designate a beneficiary or beneficiaries pursuant to this Agreement in writing by delivery of such designation to the person specified in
Section 11 to receive notices on behalf of the Committee. Following the death of an Optionee, the designated beneficiary shall have the right to designate his own death beneficiary.

         7. RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT. Subject to the condition that the Option shall not be exercisable after _________________, the Optionee may exercise the Option only while in the continuous service and employ of the Company or within three months after the last day on which the Optionee is employed by or in the service of the Company (unless the Optionee's service is terminated on account of death as provided in Section 8 or Disability or Retirement as provided in Section 9). If the Optionee's employment is terminated under circumstances which constitute Termination for Cause, all Options and the Limited Stock Appreciation Right awarded to Optionee shall immediately expire upon such termination.

                                    Page 4 of 7

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         8. RIGHTS IN EVENT OF DEATH. Subject to the condition that the Option shall not be exercisable after _________________, if the Optionee shall die while in the employ or service of the Company, the beneficiary of the Optionee (as determined pursuant to Section 6) may exercise the Option held by the Optionee for a period of only one year from the date of the Optionee's death.

         9. RIGHTS IN EVENT OF DISABILITY OR RETIREMENT. Subject to the condition that the Option shall not be exercisable after _________________, if the Optionee shall terminate his employment or service to the Company as a result of Disability or as a result of Retirement, the Optionee may exercise the Option held by the Optionee for a period of only one year from the date of the Optionee's termination of employment or service due to such Disability or Retirement, provided, however, that this Option shall, to the extent of any Shares acquired as a result of the exercise of this Option more than three month after the Optionee's termination of employment or service as a result of Retirement, be a Non-qualified Stock Option.

          10. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, proportionate and equitable adjustments to the Option shall be made to the number of shares of Common Stock covered by the Option and to the Exercise Price per share covered by the Option to prevent dilution or enlargement of the rights of the Optionee under this Agreement.

         11. NOTICE. Any notice required or permitted under this Option Agreement or the Plan shall be deemed given when delivered in person or five days after mailing, if mailed, postage prepaid, by registered or certified mail with return receipt requested to the Committee addressed to One Astoria Federal Plaza, Lake Success, New York 11042-1085, ATTN.: Corporate Secretary, and to the Optionee or beneficiary at their last known addresses in the records of AFC.

         12. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan or set forth in this Option Agreement shall be held or construed to confer upon the Optionee any right to continuation of employment by the Company or to impose upon the Company any obligation to employ or retain the Optionee in its employ or service for any period.

         13. MODIFICATION AND WAIVER. Neither this Option Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Optionee or the Optionee's legal representative and AFC. The waiver of or failure to enforce any breach of this Option Agreement or the Plan shall not be deemed to be a waiver of or acquiescence in any other breach thereof.

         14. INCORPORATION OF THE PLAN. This Option Agreement is subject in its entirety to the terms and conditions set forth in the Plan which are incorporated by reference herein. In the event of any conflict between the terms and conditions set forth in this Option Agreement and those set forth in the Plan, the terms and conditions set forth in the Plan shall control.

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         15. GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York to the extent not preempted by federal law.

         16. OPTIONEE ACKNOWLEDGMENT. The Optionee hereby acknowledges that all decisions, determinations and interpretations of the Committee, with respect to the Plan and this Option Agreement, shall be final and conclusive.

         IN WITNESS WHEREOF, AFC has caused this Option Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and said Optionee has hereunto set his hand, as of the day and year first above written.


[CORPORATE SEAL]                ASTORIA FINANCIAL CORPORATION


---------------------           -----------------------------------------------
Assistant Secretary             Executive Vice President, Secretary and General
                                Counsel


---------------------           -----------------------------------------------
Witness                         Optionee

                                -----------------------------------------------
                                Address

                                -----------------------------------------------
                                Address


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         I hereby designate as my Beneficiary under the terms of this Option
Agreement the following person(s) in the designated portions:



---------------------           -------------
Name of Beneficiary                %


         --------------------------------
         Relationship to Optionee


         -----------------------------------------------
         Address of Beneficiary


---------------------           -------------
Name of Beneficiary                %


         --------------------------------
         Relationship to Optionee


         -----------------------------------------------
         Address of Beneficiary


---------------------           -------------
Name of Beneficiary                %


         --------------------------------
         Relationship to Optionee


         -----------------------------------------------
         Address of Beneficiary



Date:                             Signed:
       ---------------                     ------------------------
                                                    Optionee

------------------------
Witness